Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1) Registration Statement (Form S-3 No. 333-255739) of Kaleyra, Inc., and

(2) Registration Statements (Form S-8 No. 333-263866, No. 333-257741, No. 333-252905, No. 333-237871, No. 333-235575) pertaining to the 2019 Equity Incentive Plans of Kaleyra Inc.

of our report dated March 16, 2023, with respect to the consolidated financial statements of Kaleyra Inc. included in this Annual Report (Form 10-K) of Kaleyra Inc. for the year ended December 31, 2022.

/s/ EY S.p.A.

Milan, Italy

March 16, 2023